EXHIBIT 99.1a

BioAdaptives Welcomes Mark Frissora, Acclaimed Business Leader, to Its Board of Directors

BioAdaptives Inc.

Frissora is recognized for his ability to lead organizations through complex challenges and deliver sustained value creation

LAS VEGAS, Feb. 03, 2025 (GLOBE NEWSWIRE) -- BioAdaptives, Inc. (OTC: BDPT), a pioneering health and wellness company dedicated to innovative, science-driven solutions, is proud to announce the appointment of Mark Frissora to its Board of Directors. Frissora is a visionary leader, celebrated for transforming global brands and driving extraordinary growth at Fortune 500 companies such as Hertz and Caesars Entertainment.

A Proven Record of Exceptional Achievement

•	Transformational Leadership at Hertz

As Chairman and CEO, Frissora led a remarkable turnaround at Hertz Global Holdings. Under his stewardship, the company underwent a comprehensive revitalization—modernizing its facilities and brand image—which not only positioned Hertz as the world’s fastest rental car company but earned it numerous prestigious travel awards, including the coveted Conde Nast Traveler accolade.

•	Revitalization of an Iconic Global Brand

At Caesars Entertainment, Frissora spearheaded a global relaunch of the iconic brand, reinforcing its status as a leader in the competitive gaming industry. His strategic vision and operational excellence played a critical role in restoring market confidence and driving robust growth in a challenging economic environment.

•	Extensive Experience and Strategic Insight

With over 40 years of experience in executive leadership roles, Frissora has built an enviable reputation for his ability to navigate complex business challenges and deliver sustained value creation. His early career achievements at General Electric and North American Philips laid the foundation for his lifelong commitment to excellence in marketing, brand development and corporate strategy.

Elevating BioAdaptives to New Heights

Frissora’s appointment reinforces BioAdaptives’ commitment to leveraging top-tier leadership talent to drive its strategic growth initiatives.

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“I am honored to join BioAdaptives at such a pivotal moment in its evolution,” said Frissora. “I look forward to applying my experience in transformative leadership and strategic innovation to help propel the company to new levels of success.”

James Keener, CEO of BioAdaptives, Inc., added: “Mark’s exceptional track record in revitalizing global brands and his deep expertise in operational excellence make him an invaluable asset. His accomplishments speak for themselves, and we are excited to benefit from his insights as we pursue groundbreaking solutions that enhance lives through scientific innovation.”

Frissora’s distinguished career and proven ability to drive industry-leading transformations make his addition to the board a significant milestone in BioAdaptives’ journey. The company is confident that his leadership will help unlock new opportunities, enhance operational performance, and accelerate its mission of delivering innovative health and wellness solutions.

About BioAdaptives, Inc.

BioAdaptives, Inc. (OTC: BDPT) is a leading innovator in the health and wellness industry, dedicated to developing and marketing nutraceutical and wellness products that harness the power of natural ingredients and cutting-edge science. Our mission is to improve the quality of life for our customers by offering products that support optimal health and vitality.

For more information about Xcellara™ Stem Cell Activator and other BioAdaptives products, please visit our website at www.bioadaptives.com.

Contact Information:

BioAdaptives, Inc.

Emily Harrison

IR Coordinator

(702)-659-8829

info@bioadaptives.com

2620 Regatta Dr, Suite 102

Las Vegas, NV 89128

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding expected growth, potential benefits of the company's products, and future business opportunities. These statements involve risks, uncertainties, and other factors that may cause actual results or developments to differ materially from those expressed or implied.

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